                                 Exhibit 10.24


                          OUTBOARD MARINE CORPORATION

                         SUBORDINATED PROMISSORY NOTE



$10,424,187.73                                                New York, New York
                                                                January 19, 2000


SECTION 1. Payment of Note.
           ---------------

     OUTBOARD MARINE CORPORATION (the "Borrower"), a Delaware corporation, hereby promises to pay to the order of QUANTUM INDUSTRIAL PARTNERS LDC or its successors or assigns (the "Lender") the principal sum of Ten Million, Four Hundred Twenty-Four Thousand, One Hundred Eighty-Seven Dollars and Seventy-Three Cents ($10,424,187.73). This Promissory Note (herein, this "Note") has been delivered by the Borrower to the Lender in consideration of payment to the Borrower of $9,771,424.53 (the "Purchase Amount") on January 19, 2000 (the "Loan Date"). This Note is one of a series of notes (the "Notes") in the aggregate face amount of $15,000,000 which were issued in consideration of aggregate payments to the Borrower on the Loan Date of $14,060,699.19. All payments under this Note and the other Notes evidencing the Debt (as defined herein) shall be paid ratably to the respective holders thereof based on the respective outstanding amount of each of the Notes. The Borrower agrees to repay the entire amount of the Notes on June 30, 2000 (the "Maturity Date").

SECTION 2. Default Interest.
           ----------------

     (a) If this Note is not paid in full on the Maturity Date, default interest shall be payable on the unpaid amount of hereof Notes at the rate of 15% per annum. All default interest on the Notes shall be calculated on the basis of a 365 or 366 day year, as the case may be, and the actual number of days elapsed.

     (b) Notwithstanding anything herein to the contrary, the interest (including default interest) payable by the Borrower with respect to this Note shall not exceed the maximum amount permitted by applicable law.

SECTION 3. Payment.
           -------

     Amounts payable hereunder shall be payable to the Lender without set-off or counterclaim by wire transfer of immediately available funds, in lawful money of the United States of America, to the bank account of the Lender as notified in writing to the Borrower.

SECTION 4. Redemption; Lender Set-Off Option.
           ---------------------------------

     (a)  Optional Redemption. At its option, the Borrower may redeem this Note
          -------------------
at any time prior to the Maturity Date upon not less than 5 days' advance written notice to the Lender (the "Optional Redemption"). The Optional Redemption price for the Note shall be an amount equal to the face amount of the Note less, for each $1,000,000 of such face amount, $384.1721 per day for each day prior to the Maturity Date on which such Optional Redemption occurs.

     (b)  Mandatory Redemption. If the Borrower sells any Eligible Securities
          --------------------
(as defined below), in any transaction or series of transactions that result in cash proceeds to the Borrower of in excess of $50,000,000 ("Minimum Amount"), the Borrower shall be required to redeem the Notes (the "Mandatory Redemption") with and to the extent that the cash proceeds from the sale of such Eligible Securities exceeds the Minimum Amount. Such Mandatory Redemption shall be made upon not more than five (5) days' advance written notice to the Lender, which notice shall be given not later than three (3) business days following the date on which the net proceeds received by the Borrower subsequent to the Loan Date from the sale of such Eligible Securities first aggregates at least the Minimum Amount. If such Mandatory Redemption occurs on or prior to the Maturity Date, the Mandatory Redemption price for the Note shall be an amount equal to the face amount of the Note less, for each $1,000,000 of such face amount, $384.1721 per day for each day prior to the Maturity Date on which such Mandatory Redemption occurs. If such Mandatory Redemption occurs subsequent to the Maturity Date, the Mandatory Redemption price for the Note shall be an amount equal to the face amount of the Note plus accrued unpaid default interest thereon from the Maturity Date to the date of the Mandatory Redemption. As used herein, "Eligible Securities" mean shares of the Borrower's capital stock, options, warrants or similar instruments exchangeable or exercisable for, convertible into or otherwise evidencing the right of the holder to acquire shares of the Borrower's capital stock, and debt securities of the Borrower (including debt securities of the Borrower that are convertible into shares of the Borrower's capital stock) that are subordinated in right of payment to all then outstanding Senior Obligations (as herein defined) to substantially the same extent as this Note is so subordinated as provided in Section 9 hereof. Nothing set forth in Section 9 of this Note shall limit or otherwise affect the Borrower's obligations or the Lender's rights under this Section 4(b).

     (c)  Lender Set-Off Option. If, at any time while this Note remains
          ---------------------
outstanding, the Lender agrees to purchase from the Borrower, and the Borrower agrees to issue and sell to the Lender, any Eligible Securities, and if at the time of the closing of such issuance and sale the Borrower has already received aggregate cash proceeds from the sale of Eligible Securities (or as a result of such issuance and sale of Eligible Securities to the Lender, the Borrower will have received aggregate cash proceeds from the sale of Eligible Securities) equal to at least the Minimum Amount, then, at the option of the Lender, the Lender may pay all or a portion of the purchase price for such Eligible Securities by setting-off such purchase price against the value of this Note at the closing of such issuance and sale but only to the extent that after giving effect to such set-off, the cash proceeds from the sale of all Eligible Securities from the Loan Date will have exceeded the Minimum Amount. For such purposes, the set-off value of this Note shall be

(i) if the issuance and sale of such Eligible Securities occurs prior to the Maturity Date, the amount which would have been payable by the Borrower to the Lender on the date of such issuance and sale if the Borrower had been required to redeem this Note on such date in accordance with the Mandatory Redemption provisions of Section 4(b) hereof, or (ii) if the issuance and sale of Eligible Securities occurs after the Maturity Date, the face amount of this Note, plus accrued default interest to the date of such sale and purchase. Nothing set forth in Section 9 of this Note shall limit or otherwise affect the Lender's rights under this Section 4(c).

SECTION 5. Representations and Warranties.
           ------------------------------

     The Borrower represents and warrants to the Lender that:

     (a)  Organization; Power and Authority. The Borrower is a corporation duly
          ---------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrower has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Note and to perform the provisions hereof.

     (b)  Authorization, etc. This Note has been duly authorized by all
          ------------------
necessary corporate action on the part of the Borrower, and this Note constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c)  Capitalization. (i) As of the Loan Date, the authorized capital stock
          --------------
of the Borrower consists of: 25,000,000 shares of common stock, par value $.01 per share ("Common Stock"), of which 20,439,531 shares are issued and outstanding and 2,100,000 are reserved for issuance upon the exercise of stock options issued or issuable under the Outboard Marine Corporation Personal Rewards and Opportunities Plan; and 1,000,000 shares of preferred stock, par value $.01 per share, none of which are outstanding or reserved for issuance. All shares of Common Stock issued and outstanding as of the Loan Date have been duly issued and are fully paid and non-assessable.

     (d)  Financial Statements. (i) The consolidated balance sheet of the
          --------------------
Borrower and its subsidiaries as of December 31, 1998, and the related consolidated statements of income, stockholders equity and changes in financial position for the year then ended, including the notes and schedules thereto, certified by Arthur Andersen LLP, independent public accountants, that have been delivered by the Borrower to the Lender fairly present the consolidated financial position of the Borrower and its subsidiaries as at December 31, 1998 and the consolidated results of operations for the Borrower and its subsidiaries for the period then ended, in each case in accordance with generally accepted accounting principles consistently applied for the period covered thereby (the foregoing consolidated financial statements at and for the year ending December 31, 1998 are referred to herein as the "Audited Financial Statements"). The unaudited consolidated balance sheets of the Borrower and its subsidiaries as of November 30, 1999 and the related unaudited consolidated statements of income, stockholders equity and changes in financial position for the months then ended, including the notes and schedules thereto, that have been delivered by the Borrower to the Lender fairly present the consolidated financial position of the Borrower and its subsidiaries as at November 30, 1999 and the consolidated results of operations for the Borrower and its subsidiaries for the eleven months then ended, in each case in accordance with generally accepted accounting principles applied on a basis consistent with the Audited Financials (the foregoing unaudited consolidated financial statements at November 30, 1999 and for the nine months then ending are referred to herein as the "Interim Financial Statements").

          (ii) Since December 31, 1998, there has been no change in the financial condition, operations, business or properties of the Borrower or any of its subsidiaries except (x) as disclosed in the Borrower's reports under
Section 13 of the Securities Exchange Act of 1934, as amended, as filed with the Securities and Exchange Commission subsequent to December 31, 1998 and prior to the Loan Date, (y) as disclosed in the Interim Financial Statements or (y) changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     (e)  Compliance with Laws, Other Instruments, etc. The execution, delivery
          --------------------------------------------
and performance by the Borrower of the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any lien or other encumbrance in respect of any property of the Borrower or any subsidiary under, any indenture, mortgage, deed of trust, loan, credit agreement, corporate charter or by-laws, or any other material agreement, lease or instrument to which the Borrower or any subsidiary is a party or by which the Borrower or any subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Borrower or any subsidiary or (iii) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Borrower or any subsidiary, which violation would reasonably be expected to have a Material Adverse Effect.

     (f)  Governmental Authorizations, etc. No consent, approval or
          --------------------------------
authorization of, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery or performance by the Borrower of the Notes.

     (g)  Litigation; Observance of Statutes and Orders. (i) There are no
          ---------------------------------------------
actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any subsidiary or any property of the Borrower or any subsidiary in any court or before any arbitrator of any kind or before or by any governmental authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (ii) Neither the Borrower nor any subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or governmental authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation environmental laws) of any governmental authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     (h)  Taxes. The Borrower and its subsidiaries have filed all income tax
          -----
returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (x) the amount of which, or the failure to file with respect to which, is not individually or in the aggregate material or (y) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Borrower or a subsidiary, as the case may be, has established adequate reserves in accordance with generally accepted accounting principles.

     (i)  Title to Property; Leases. The Borrower and its subsidiaries have good
          -------------------------
title to their respective properties, including all such properties reflected in the audited balance sheet as of December 31, 1998 or purported to have been acquired by the Borrower or any subsidiary after said date (except as sold or otherwise disposed of), in each case free and clear of liens, except for (x) liens securing the Secured Obligations (as defined in the Amended and Restated Loan and Security Agreement), and (y) those defects in title and liens that, individually or in the aggregate, would not have a Material Adverse Effect. All material leases are valid and subsisting and are in full force and effect in all material respects except to the extent that the failure to be so would not, individually or in the aggregate, have a Material Adverse Effect.

     (j)  Licenses, Permits, etc. The Borrower and its subsidiaries own or
          ----------------------
possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are material, without conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

     (k)  Private Offering by the Borrower. Neither the Borrower nor anyone
          --------------------------------
acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act of 1933, as amended.

     (l)  Existing Indebtedness. Except as set forth in Borrower's disclosure
          ---------------------
letter to Lender dated The Loan Date, neither the Borrower nor any subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal of or interest on any Indebtedness of the Borrower or such subsidiary and no event or condition exists with respect to any such Indebtedness of the Borrower or any subsidiary that would (i) permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment or (ii) prevent the Borrower or any subsidiary from prepaying any such Indebtedness without prepayment penalty or premium.

SECTION 6. Covenants.
           ---------

     In addition to the other undertakings herein contained, the Borrower hereby covenants to the Lender that so long as any amount payable hereunder is outstanding the Borrower shall perform the following obligations:

     (a)  Use of Proceeds. The Borrower shall use the proceeds of the Notes to
          ---------------
fund working capital needs of the Borrower and its subsidiaries.

     (b)  Other Agreements. The Borrower shall perform and shall cause its
          ----------------
subsidiaries to perform all of its and their respective obligations as and when required pursuant and with respect to all Indebtedness of the Borrower or such subsidiary outstanding from time to time. The Borrower shall not, without the prior written consent of the Lender, amend or agree to amend any of the documents governing the Senior Obligations so as to make it a default thereunder to make payments under this Note to the extent not prohibited by the terms hereof.

     (c)  Information. The Borrower shall furnish to the Lender:
          -----------

          (i) promptly, such financial and other information as the Lender may from time to time reasonably request; and

          (ii) promptly, any financial and other information provided to any Person that has provided any Indebtedness to the Borrower or any of its subsidiaries.

     (d)  Compliance with Law. The Borrower will and will cause each of its
          -------------------
subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, environmental laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (e)  Insurance. The Borrower will and will cause each of its subsidiaries
          ---------
to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     (f)  Maintenance of Properties. The Borrower will and will cause each of
          -------------------------
its subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not
                                        --------
prevent the Borrower or any subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Borrower has concluded that such discontinuance would not, individually or in the aggregate, have a Material Adverse Effect.

     (g)  Payment of Taxes. The Borrower will and will cause each of its
          ----------------
subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that
                                                               --------
neither the Borrower nor any subsidiary need pay any such tax or assessment if
(i) the amount, applicability or validity thereof is contested by the Borrower or such subsidiary on a timely basis in good faith and in appropriate proceedings, and the Borrower or a subsidiary of the Borrower has established adequate reserves therefor in accordance with generally accepted accounting principles on the books of the Borrower or such subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     (h)  Corporate Existence, etc. Except as provided in Section 6(i), the
          ------------------------
Borrower will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 6(i), the Borrower will at all times preserve and keep in full force and effect the corporate existence of each of its subsidiaries (unless merged or consolidated into the Borrower or a subsidiary of the Borrower) and all rights and franchises of the Borrower and its subsidiaries unless, in the good faith judgment of the Borrower, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

     (i)  Merger, Consolidation, etc. The Borrower shall not consolidate with
          --------------------------
or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

          (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Borrower as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Borrower is not such corporation, such corporation shall have executed and delivered to the Lender its assumption (in form satisfactory to the Lender) of the due and punctual performance and observance of each covenant and condition of this Note; and

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Borrower shall have the effect of releasing the Borrower or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 6(i) from its liability under this Note.

     (j)  Inspection. The Borrower shall permit the representatives of the
          ----------
Lender, at the expense of the Borrower to visit and inspect any of the offices or properties of the Borrower or any subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss the affairs, finances and accounts of the Borrower and its subsidiaries), all at such times and as often as may be requested upon reasonable notice during normal business hours.

     (k)  Further Documents. The Borrower shall execute all such other documents
          -----------------
and instruments and do all such other acts and things as the Lender may from time to time reasonably require to carry out the transactions contemplated herein.

SECTION 7. Events of Default.
           -----------------

     Except upon the occurrence of an event under (e) or (f) below, whereupon this Note shall become immediately due and payable without notice or declaration by the Lender, the Lender may, subject to Section 9, by written notice to the Borrower, declare this Note immediately due and payable, whereupon this Note and all sums due hereunder shall become immediately due and payable without protest, presentment, demand or notice (except the notice referred to above in this Section 7) or without petition to any court, all of which are expressly waived by the Borrower, if any of the following events (each an "Event of Default") shall occur:

     (a) principal or interest due under this Note shall not be paid as and when due, whether at maturity, by declaration or otherwise, except where such payment is prohibited by the terms of Section 9; or

     (b) any representation by the Borrower herein shall prove to be false or incorrect in any material respect as of the date made; or

     (c) the Borrower shall default in any material respect in the due performance of any term or covenant of this Note (which is not the subject of another subsection of this Section 7) which default, if remediable, shall continue unremedied for a period of thirty (30) days after the earlier of (i) the day an officer of the Borrower obtains actual knowledge of such default, and (ii) the day the Lender gives written notice of such default to the Borrower; or

     (d) (i) the Borrower or any subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $2,000,000 beyond any period of grace provided with respect thereto, or (ii) the Borrower or any subsidiary is in default in the performance of or compliance with any term of any Indebtedness in an aggregate outstanding principal amount of at least $2,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

     (e) the Borrower or any subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or any of its assets or properties, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or any answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if action shall be taken by the Borrower or such subsidiary for the purpose of effecting any of the foregoing, (vi) have commenced against it any case, proceeding or other action of a nature described in (i) through (v) above which results in the entry of an order for relief, or which remains undismissed for a period of 60 days or (vii) take or be subject to any action similar to those specified in clauses (i) through (vi) in any jurisdiction; or

     (f) an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or any subsidiary, with respect to the Borrower or such subsidiary or all or a substantial part of the assets of the Borrower or any such subsidiary, appointing a receiver, trustee or liquidator of the Borrower or such subsidiary, or any similar order, judgment or decree shall be entered or appointment made in any jurisdiction, and such order, judgment or decree or appointment shall continue unstayed and in effect for a period of 60 days; or

     (g) a final judgment or judgments for the payment of money aggregating in excess of $2,000,000 are rendered against one or more of the Borrower and its subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay.

SECTION 8.  Application of Payments.
            -----------------------

     Each payment received by the Lender following the Maturity Date shall be applied, first, to the payment of accrued default interest on this Note to the date of such payment and second, to the payment of the principal amount of this Note.

SECTION 9.  Subordination Agreement.
            -----------------------

     (a) The Borrower covenants and agrees and the Lender, by the Lender's acceptance hereof, likewise covenants and agrees, for itself and any future holder of this Note or the Indebtedness evidenced hereby, that, to the extent and in the manner set forth below in this Section 9, the Company's Senior Obligations will be senior in right of payment to the Debt. The Lender by accepting this Note acknowledges and agrees that the subordination provisions set forth in this Section 9 are, and are intended to be, an inducement and a consideration to each holder of any Senior Obligation, whether such Senior Obligation was created or acquired before or after the issuance of this Note, to acquire and continue to hold, or to continue to hold, such Senior Obligation and such holder of Senior Obligations shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or continuing to hold, such Senior Obligations.

     (b) As used herein, "senior in right of payment" means that unless and until the Senior Obligations have been paid in full, without the express prior written consent of all holders of such Senior Obligations, the Lender will not take, demand (including by means of any legal action) or receive from the Borrower, and the Borrower will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or security for the whole or any part of the Debt other than any payment constituting a Mandatory Redemption made in accordance with the terms of Section 4(b) hereof and any set-off made in accordance with Section 4(c) hereof.

     (c) Any payment or distribution of assets of the Borrower, whether in cash, property or securities, to which the Lender would be entitled except for the provisions hereof, shall be paid or delivered by the Lender, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, to the holders of the Senior Obligations or their representative, ratably in accordance with the amounts thereof, to the extent necessary to pay in full all Senior Obligations, before any payment or distribution shall be made to the Lender.

     (d) The expressions "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Senior Obligations shall mean the payment in full money or money's worth of all the Senior Obligations and the expression "any payment of or security for the whole or any part of the Debt" and any other similar terms or phrases when used herein shall not be deemed to include a payment or distribution of stock or securities of the Borrower provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment, which stock or securities are subordinated in right of payment to all then outstanding Senior Obligations to substantially the same extent as this
Note is so subordinated as provided in this Section 9. The consolidation of the Borrower with, or the merger of the Borrower into, another Person or the liquidation or dissolution of the Borrower following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Section 6(i) shall not be deemed a "proceeding" for the purposes of this Section 9 if the Person formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section 6(i).

     (e) If any payment or distribution, whether consisting of money, property or securities, be collected or received by the Lender in respect of the Debt, except payments of principal or interest permitted hereunder, the Lender forthwith shall deliver the same to the holders of the Senior Obligations or their representative, ratably in accordance with the amounts thereof, in the form received, duly endorsed to such holders or such representative, if required, to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by the Lender as the property of such holders of Senior Obligations, segregated from other funds and property held by the Lender.

     (f) As used herein, "Senior Obligations" shall mean collectively the unpaid principal of, premium, if any, and interest on (including, without limitation, interest accruing after the maturity thereof and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Borrower's outstanding 10-3/4% Senior Notes due 2008, and all "Secured Obligations," as defined in that certain Amended and Restated Loan and Security Agreement, dated effective as of January 6, 1998, as amended from time to time, whether before or after the Loan Date (the "Amended and Restated Loan and Security Agreement"), by and among the Borrower and the other borrowers and guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as agent for such lenders, now or hereafter owing (including, without limitation, any increases thereof), and any and all renewals, extensions, restatements, replacements and refinancings thereof (whether among the same parties, or any of them, or with any other lender or lenders).

     (g) The provisions of this Section 9 shall apply to all Indebtedness evidenced by or arising under this Note, and any and all renewals, modifications, amendments, supplements, replacements and restatements thereof, respectively.

     (h) Nothing set forth in this Section 9 shall be deemed in any way to limit or prevent the holder of this Note from exercising its rights under, or the Borrower from complying with its obligations under Sections 4(b) or 4(c) hereof, regardless of whether or not any payment by the Borrower under this Note would otherwise be prohibited under the terms of this Section 9 at the time that the Lender seeks to exercise its rights under Section 4(b) or 4(c).

SECTION 10.  Additional Definitions.
             ----------------------

     As used herein, the following terms have the respective meanings set forth below:

     "Business Day" means, for the purposes of this Note, any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

     "Capital Leases" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with generally accepted accounting principles.

     "Debt" means collectively the unpaid principal of and interest on (including, without limitation, default interest accruing after the maturity date of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other indebtedness of the Borrower in respect thereof, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, in each case whether on account of principal, premium, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Indebtedness" with respect to any Person, means, on any date of determination (without duplication):

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business consistent with past practice);

          (c) all liabilities appearing on its balance sheet in accordance with generally accepted accounting principles in respect of Capital Leases;

          (d) all liabilities for borrowed money secured by any lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f)  Swaps of such Person; and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

     "Material Adverse Effect" means a material adverse effect on (i) the business, operations, financial condition, assets or properties of the Borrower and its subsidiaries taken as a whole, or (ii) the ability of the Borrower to perform its obligations under this Note, or (iii) the validity or enforceability of this Note.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its subsidiaries or such Person and one or more of its subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its subsidiaries or such Person and one or more of its subsidiaries. Unless the context otherwise clearly requires, any reference to a "subsidiary" is a reference to a subsidiary of the Borrower.

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Note, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

SECTION 11.  Borrower's Obligations Unconditional.
             ------------------------------------

     Except as expressly set forth herein, the obligations of the Borrower hereunder are unconditional and neither any reference to any other document or agreement herein nor the subordination for the benefit of the holders of the Senior Obligations pursuant to Section 9 hereof is intended or shall be deemed to render the Borrower's obligations hereunder conditional as between the Borrower and the Lender.

SECTION 12.  Assignment, Etc.
             ----------------

     This Note shall be binding upon each of the Borrower, the Lender and their respective successors and assigns; provided, however, the Borrower may not
                                   --------  -------
assign this Note without the prior written consent of the Lender. The Lender may sell, assign or transfer this Note without any requirement of consent by the Borrower, provided, however, that the Indebtedness evidenced by this Note shall continue to be subject to the terms of Section 9 hereof.

SECTION 13.  Indemnification.
             ---------------

     The Borrower shall pay, indemnify, and hold the Lender harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees and expenses) or disbursements of any kind or nature whatsoever ("Losses") arising out of or in connection with (a) the enforcement of any rights of the Lender under this Note, and (b) any claim (whether or not asserted in any legal proceeding), litigation, investigation, arbitration or proceeding relating to this Note (collectively, "indemnified liabilities") provided that the Borrower
                                                    --------
shall have no obligation hereunder to the Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Lender. The agreements in this Section 13 shall survive the repayment of this Note and all other amounts payable hereunder.

SECTION 14. No Waiver, Cumulative Remedies.
            ------------------------------

     The Lender shall not by any act (except by a written instrument signed by the Lender), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

SECTION 15. Waiver of Protest, Presentment, etc.
            ------------------------------------

     The Borrower hereby waives protest, presentment, notice of dishonor and notice of acceleration of maturity and agrees to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest.

SECTION 16. Expenses.
            --------

     The Borrower agrees to pay or reimburse, or cause to be paid or reimbursed, all of its and the Lender's costs and expenses incurred in connection with the preparation, execution, and delivery of this Note including, without limitation, the fees and disbursements of their respective counsel.

SECTION 17. Notice.
            ------

     All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be sent by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

               a. if to the Borrower, to the attention of each of its Treasurer and General Counsel, at:

                    Outboard Marine Corporation
                    100 Sea-Horse Drive
                    Waukegan, IL 60085
                    Facsimile No.: (847) 689-6246

               b.   if to the Lender:

                    Quantum Industrial Partners LDC
                    Curacao Corporation Company N.V.
                    Kaya Flamboyan 9
                    Willemsted, Curacao
                    Netherlands Antilles
                    Facsimile No.: 011-599-97-322-420

                    with a copy to:
                    Soros Fund Management LLC
                    888 Seventh Avenue, Suite 3300
                    New York, NY 10106
                    Attention: Michael C. Neus
                    Facsimile No.: (212) 664-0544

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five business days after being deposited in the mail, post prepaid, if mailed; and when receipt is acknowledged, if telecopied. The Borrower or the Lender may change the address to which notices, demands and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

SECTION 18. Governing Law.
            -------------

     THIS NOTE AND THE LEGAL RELATIONS BETWEEN THE BORROWER AND THE HOLDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

SECTION 19. Consent to Jurisdiction and Service of Process.
            ----------------------------------------------

         Any legal action, suit or proceeding arising out of or relating to this Note or the agreements and transactions contemplated hereby may be instituted only in a state or federal court of the State of New York located in the borough of Manhattan and the Borrower agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Note, the agreements contemplated hereby or the subject matter hereof or thereof may not be enforced in or by such court. The Borrower further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against the Borrower if given by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to the Borrower as herein provided.


SECTION 20. WAIVER OF JURY TRIAL.
            --------------------

     THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY AGREEMENT OR TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM IN CONNECTION HEREWITH.


                                        OUTBOARD MARINE CORPORATION



                                        By: /s/ Andrew P. Hines
                                            -------------------
                                            Name:  Andrew P. Hines
                                            Title: Executive Vice President and
                                                   Chief Financial Officer